MEDIA RELEASE

FOR IMMEDIATE RELEASE

Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL INC. COMPLETES CDN$3.5 MILLION FINANCING WITH CALIAN TECHNOLOGIES LTD. AND SETTLES ON-GOING LITIGATION

Toronto, Canada – July 11, 2006 - Med-Emerg International Inc. (OTC BB: MDER-MDERW) (“Med-Emerg” or “MEII”) announced today that it has completed a Cdn$3.5 million equity financing with Calian Technologies Ltd. (“Calian”) of Ottawa, Canada.  Med-Emerg also announced that it has received from Calian an additional Cdn$2.0 million to settle its on-going litigation with Calian.

"We are very pleased to make this announcement today.”  said Dr. Ramesh Zacharias, CEO of Med-Emerg.  “During our negotiations with Calian over the lawsuit, we learned that we had many things in common and we quickly developed a mutual respect and understanding.  I believe that we have not only dispensed with a lawsuit that was impeding progress for both companies but we are also optimistic that there may be future opportunities to work together.”

In the equity financing, Med-Emerg issued 8,750,000 Series 1 Special Shares (“Series 1 Shares”) to Calian for total gross proceeds of Cdn$3.5 million. The Series 1 Shares are convertible into common shares at Calian’s option at any time prior to July 11, 2011 into an aggregate 8,750,000 common shares, subject to adjustments. If fully converted into common  shares, the Series 1 Shares represent a 13% common share interest in Med-Emerg based on the current issued and outstanding common shares. In addition, on or after July 11, 2008, Med-Emerg may, at its option and subject to certain conditions, convert some or all of the Series 1 Shares into common shares at the same conversion rate.  In the event any Series 1 Shares remain outstanding after July 11, 2011, the Series 1 Shares will be automatically redeemed with the redemption price payable, at the option of Med-Emerg, for cash or Med-Emerg common shares based on their fair market value at that time.

In connection with the equity financing, Med-Emerg has agreed to put forward Larry O’Brien, the current chairman of Calian, for nomination to the board of directors at

MEII’s upcoming annual meeting.  Med-Emerg also has agreed that half of the proceeds of the equity financing will be held in escrow, with half of the escrowed funds being released to Med-Emerg on filing of a registration statement in the United States to qualify the common shares issuable on conversion of the Series 1 Shares.  The balance of the escrowed funds will be released to Med-Emerg on the date that the registration statement becomes effective.

Genuity provided strategic and financing advise to the Company in the transaction.

MEII specializes in the coordination and delivery of health care services in Canada and overseas.  These services include community-based infusion centers, an integrated chronic pain management program, healthcare consulting, and health human resource management, including physician and nurse staffing.

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Certain oral and written statements of the management of the Company included in this press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. These forward-looking statements include statements about the Company's marketing strategy, future sales growth, profitability, competitive position, and release of new products.  The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements.  Forward-looking statements are based on assumptions made by and information currently available to the Company.  Investors are cautioned that these forward-looking statements are neither promises nor guarantees, and are subject to risks and uncertainties that may cause future results to differ materially from those expected.  These risks and uncertainties include those addressed in the Company’s filings with the Securities and Exchange Commission (available at www.sec.gov) and with applicable securities regulatory authorities in Canada (available at www.sedar.com).  The Company does not undertake to review or update these forward-looking statements.